Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-170714, 333-178115, 333-185261, 333-192436, 333-200414, 333-208113, 333-214758, 333-219266, 333-221693, 333-223219, 333-226338, 333-228421, 333-232729, 333-234753, 333-237683, 333-239905, 333-250108, 333-257960 and 333-261102) of Sony Group Corporation of our report dated June 28, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Aarata LLC

Tokyo, Japan

June 28, 2022